Exhibit 23.1
Bedrijfsrevisoren

CONSENT OF
PKF BEDRIJFSREVISOREN, ANTWERP, BELGIUM
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Remedent, Inc.
Xavier de Cocklaan 42
9831 DEURLE, Belgium

We consent to the use of our report dated July 9, 2008, with respect to the consolidated financial statements of Remedent, Inc. as of March 31, 2008 and March 31, 2007 and for the years then ended, in the Registration Statement on Post Effective Amendment No.1 to Form SB-2 on Form S-1 (the "Registration Statement") and related Prospectus of Remedent, Inc. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.

Antwerp - Belgium, 20 April 2009

PKF bedrijfsrevisoren CVBA
Statutory Auditors
Represented by

/s/ Ria Verheyen
Registered Auditor | Partner

Tel +32 (0)3 235 66 66 | Fax +32 (0)3 235 22 22 | antwerpen@pkf.be | www.pkf.be
PKF bedrijfsrevisoren CVBA | burgerlijke vennootschap met handelsvorm
Potvlietlaan 6 | 2600 Antwerpen | BTW BE 0439 814 826 | RPR Antwerpen

The PKF International Association is an association of legally independent firms.